Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-182942) of Standard Pacific Corp.,
(2)	Registration Statement (Form S-8 No. 333-196378) pertaining to the 2014 Omnibus Incentive Compensation Plan,
(3)	Registration Statement (Form S-8 No. 333-175983) pertaining to the Standard Pacific Corp. 2008 Equity Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-153065) pertaining to the Standard Pacific Corp. 2008 Equity Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-151629) pertaining to the Standard Pacific Corp. 2008 Equity Incentive Plan, and
(6)	Registration Statement (Form S-8 No. 333-125310) pertaining to the Standard Pacific Corp. 2005 Stock Incentive Plan;
of our reports dated February 23, 2015, with respect to the consolidated financial statements of Standard Pacific Corp. and subsidiaries and the effectiveness of internal control over financial reporting of Standard Pacific Corp. and subsidiaries, included in this Annual Report (Form 10-K) of Standard Pacific Corp. and subsidiaries for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Irvine, Calfornia
February 23, 2015